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                          INDEPENDENT AUDITORS' CONSENT
                                                                    EXHIBIT 23.2


THE BOARD OF DIRECTORS
CIBER, INC:


We consent to the incorporation by reference herein of our report dated August 12, 1999, relating to the consolidated balance sheets of CIBER, Inc. and subsidiaries as of June 30, 1998 and 1999, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1999, and the related schedule, which report appears in the June 30, 1999, annual report on Form 10-K of CIBER, Inc.

KPMG LLP

Denver, Colorado
November 29, 1999